                                                                      EX-99.B11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information constituting parts of this Post-Effec-tive Amendment No. 7 to the registration statement on Form N-1A (the "Regis-tration Statement") of our report dated March 6, 1998, relating to the finan-cial statements and financial highlights appearing in the January 31, 1998 Annual Report to Shareholders of Vanguard Admiral Funds, Inc. (comprised of U.S. Treasury Money Market, Short-Term U.S. Treasury, Intermediate-Term U.S. Treasury and Long-Term U.S. Treasury Portfolios), which are also incorporated by reference into the Registration Statement. We also consent to the refer-ences to us under the headings "Financial Highlights" and "General Informa-tion" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

April 30, 1998